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GLOBAL PREFERRED HOLDINGS, INC.	FOR IMMEDIATE RELEASE

CONTACT: CARYL P. SHEPHERD	PHONE: 770/248-3272

www.gphre.com

GLOBAL PREFERRED BEGINS THE
DISTRIBUTION OF ASSETS TO ITS STOCKHOLDERS

Atlanta, Georgia, July 11, 2005 –Global Preferred Holdings, Inc. announced today that it has completed the sale of its remaining subsidiaries. With that transaction completed, Global Preferred’s Board of Directors approved the distribution of the AEGON N.V. common shares which the Company received in consideration for the sale of its principal asset, Global Preferred Re Limited, to AEGON N.V. on May 25th. “This step represents a major landmark in our efforts to deliver value to our stockholders,” stated Joe Barone, Chairman of the Board of Global Preferred. Fractional AEGON N.V. common shares resulting from the distribution will be liquidated and the cash distributed to the Global Preferred stockholders following the distribution of the whole shares. Together, these two distributions will constitute all of the consideration received by Global Preferred from the sale of Global Preferred Re Limited to AEGON N.V. and represent a substantial part of the assets to be distributed to the Global Preferred stockholders under the Company’s Plan of Complete Liquidation and Dissolution approved by the stockholders on May 10, 2005.

Global Preferred divested its remaining subsidiaries, Global Preferred Solutions, Inc., Global Preferred Resources, Inc. and Preferred Advantage Insurance Services, Inc. on July 6th, to Capstan Equity Group, LLC, a company which was formed to facilitate the liquidation of the company’s investment in these other subsidiaries and is managed by Edward F. McKernan, Global Preferred’s president and chief executive officer, Bradley E. Barks, senior vice president and chief financial officer, David W. McLeroy, vice president of financial projects and another employee of the company. In conjunction with this transaction, Messrs. McKernan, Barks and McLeroy each resigned as officers, but will continue as employees for a period of time to assist with the wind-up activities of Global Preferred and to facilitate the transition of management to Caryl P. Shepherd, the Company’s vice president and chief accounting officer.

Commenting on these events, Mr. McKernan stated, “The distribution of the AEGON N.V. common shares is a milestone event for the stockholders of Global Preferred in the realization of their value in the Company and a finale of my pledge. As my employee duties will come to a close soon, I wish to extend my sincere gratitude and appreciation to our stockholders for the pleasure I have enjoyed in meeting and knowing many of them since the founding of the Company.”

Mr. Barone echoed, “The divesture of the remaining subsidiaries of Global Preferred and the transition of management duties to Ms. Shepherd is a significant step in the process of dissolving and liquidating Global Preferred. We are proud of the progress being made by management and believe that the continuing management of the Company will be very capably handled by Ms. Shepherd.”

The AEGON N.V. common shares being distributed represent a substantial portion of the Company’s remaining assets. Global Preferred is continuing to liquidate its remaining non-cash assets and anticipates making additional cash distributions as the dissolution process progresses, subject to provisions for remaining liabilities and obligations. “We are all working diligently on the liquidation and dissolution process for the stockholders of Global Preferred and will continue to keep them informed as additional steps are completed,” said Caryl Shepherd. “We have made significant progress since the sale of Global Preferred Re, and will continue to focus on winding up Global Preferred in a timely manner.”

FORWARD-LOOKING STATEMENTS

Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

We have described some important factors that could cause our actual results to differ materially from our expectations in “Factors that may Affect Future Results of Operations” included as Exhibit 99.1 in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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